UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

The information set forth below under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02 – Termination of a Material Definitive Agreement

As a result of the closing of the sale (the “Sale”) of 4,000,000 shares of common stock of TTM Technologies, Inc. (the “Company”) by Su Sih (BVI) Limited (“Su Sih”) on February 27, 2017, pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, that certain Shareholders Agreement by and among the Company, Meadville Holdings Limited, Su Sih, Tang Hsiang Chien, Tang Chung Yen, or Tom Tang, and Tang Ying Ming, or Mai Tang, dated as of April 9, 2010, as amended on September 14, 2012 and December 29, 2015 (the “Shareholders Agreement”) will terminate pursuant to its terms. The Shareholders Agreement provides that it will terminate automatically 181 days following the time when Tom Tang, certain members of his family, or their respective affiliates (collectively, the “Tang Affiliates”) cease to beneficially own in the aggregate at least 9.9% of the total voting power of the Company. Following the Sale, the Tang Affiliates no longer beneficially own in the aggregate at least 9.9% of the total voting power of the Company.

The Shareholders Agreement provided, among other things, certain designation and nomination rights for the Tang Affiliates, including the right to nominate a member of the Board of Directors of the Company (the “Board”) so long as the Tang Affiliates beneficially owned in the aggregate at least 9.9% of the total voting power of the Company. Tom Tang currently serves on the Board as the designee of the Tang Affiliates.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, Tom Tang, a member of the Board submitted a notice of resignation to the Board pursuant to the terms of the Shareholders Agreement, which agreement is more fully described under Item 1.02 above. Mr. Tang and the Company have agreed to amend the terms of the Shareholders Agreement such that Mr. Tang will remain a member of the Board until the next meeting of the Nominating and Corporate Governance Committee of the Board (the “Committee”), which is scheduled to meet on May 10, 2017. At that Committee meeting, Mr. Tang’s resignation shall become effective unless (i) the Committee agrees not to accept such resignation and (ii) Mr. Tang agrees to revoke his resignation letter.

Mr. Tang’s submission of his notice of resignation was not the result of any disagreement with the Company, but was in accordance with the requirements of the Shareholders Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: March 1, 2017	/s/ Daniel J. Weber
By: Daniel J. Weber
Senior Vice President, General Counsel & Secretary